NASDAQ: SESN 1Q 2021 Business Update May 10, 2021

2 FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, clinical development of our protein therapies, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward- looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: our projected financial position and estimated cash burn rate, expectations regarding the timing and amounts of any payments from Qilu Pharmaceutical’s under our license agreement, expectations regarding Qilu's ability to manufacture, develop and commercialize Vicineum™ for the treatment of BCG- unresponsive non-muscle invasive bladder cancer (NMIBC) in Greater China, expectations regarding Hikma’s ability to commercialize Vicineum in the Middle East and North Africa, expectations regarding potential OUS partnerships and the projected revenue opportunity for Vicineum globally, expectations regarding the impact of COVID-19 on our business, expectations regarding the timing of potential approval of our BLA submission by the FDA based on the FDA granting the BLA Priority Review, the anticipated PDUFA date of August 18, 2021 and the need for an advisory committee meeting for the BLA, expectations regarding the timing of potential approval of our MAA submission by the EMA, expectations regarding the timing of potential commercialization of Vicineum, expectations regarding physicians’ decisions to prescribe Vicineum, expectations regarding potential revenue opportunities, improvement in patient outcomes and potential cost savings of Vicineum, if approved, expectations regarding our supply chain, manufacturing and distribution capabilities, our ability to expand into business adjacencies, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding the timing of our anticipated clinical trial in connection with the LUMC agreement, expectations regarding our ongoing clinical trials and future post- marketing confirmatory trials, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law.

3 MAY 2021 BUSINESS UPDATE 1. Vicineum has the potential to improve patient outcomes while reducing overall healthcare costs 2. Clear regulatory path forward for potential approval in US in 2021 and Europe in 2022 3. Vicineum has the potential to be best- in-class with projected global peak revenue of $1B - $3B For investor purposes only, not intended for promotional purposes

UROLOGISTS PLAY A KEY ROLE THROUGHOUT THE PATIENT JOURNEY


BLOOD IN URINE
See PCP; therapeutic trial of antibiotics prescribed
See blood in urine; try different antibiotic
Still see blood in urine
Confusion and concern on problem
REFERRED TO UROLOGIST
Begin tests
CT Scan
Cytology
Cystoscopy
Bladder MRI
TURBT
Fear, anxiety
DIAGNOSIS
Shock and emotional struggle
Preparing for 1st cancer treatment
BCG
Testing
Hope treatment is working
BCG
BCG again
Testing
Fear cancer is progressing
BCG again
More testing
TUMOR HAS RECURRED
BCG has failed
What's next?
Urologist visit
UROLOGIST MAKES TREATMENT CHOICE
Intravenous treatment (Medical Oncologist)
Bladder removal (Surgeon)
Intravesical treatment (Urologist)

OUR MISSION IS TO SAVE AND IMPROVE THE LIVES OF PATIENTS WITH CANCER

Source: Svatek RS, et al. Eur Oncol. 2014.

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Positive Progress in Key Regions Provides a Clear Regulatory Path Forward

Anticipated regulatory milestones demonstrate advancement of global catalysts

	4Q 20	1Q 21	2Q 21	3Q 21	4Q 21	1Q 22	2Q 22
US	✓ **BLA completion** December 18, 2020	✓ **FDA accepts BLA** February 16, 2021		**FDA Late-Cycle Meeting** *Mid-July*; **PDUFA date for BLA approval** *August 18, 2021*	**Product available** *Est. 4Q 2021*		**Early commercial success** *Est. Mid-2022*
Europe		✓ **MAA submission** March 5, 2021	✓ **Conditional acceptance of VYSYNEUM** March 31, 2021	**HTA/NICE evaluations** *Ongoing*		**Potential MAA approval** *Est. Early 2022*	
China[1]		✓ **IND accepted for review** January 13, 2021; ✓ **IND approved** March 19, 2021	**First patient in** *Est. 2Q 2021*		**Recruitment completed** *Est. 4Q 2021*		**6-month data cut** *Est. Mid-2022*
MENA	✓ **Partnership with Hikma** December 2020		**Preliminary discussions with regulatory bodies** *Ongoing*		**Submission of MAAs in key markets**[2] *Est. 4Q 2021*	**First wave of potential market approvals** *Est. Early 2022*	

1. Regulatory submission expected in 2022, potential approval in 2023; 2. Key markets include Kingdom of Saudi Arabia, Jordan, Morocco and Egypt

BLA: Biologics License Application; MAA: Marketing Authorization Application; HTA: Health Technology Assessment; NICE: National Institute for Clinical Excellence; Est.: Estimated; MENA: Middle East and North Africa

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6 Brand Strategy: To position Vicineum as the “Best in Class” which improves patient outcomes while reducing overall healthcare costs** Brand Goal: US market leadership in NMIBC in late-2022 Brand Forecast: Peak global sales of $1B - $3B *Conditional approval of proprietary brand name; final approval conditional on product approval in each market. **For patients with BCG-unresponsive non-muscle invasive bladder cancer (NMIBC) US BRAND NAME* EU BRAND NAME* TM TM

Customer Engagement Strategy

sesen bio

Customers	Go-to-Market Strategy	Key Objectives
National KOLs (~60) **Regional KOLs** (~240)	**Medical Science Liaisons**	• Engage key leaders • Ensure high awareness of clinical data
Practices (~350)	**Reimbursement Support**	• Provide concierge patient management support for reimbursement and access • Offer hands on reimbursement solutions
Primary Targets (~2,000)	**Field Sales Representatives**	• Drive direct promotion with high-prescribing key targets across specialties • Develop relationships and provide educational support • Drive trial and adoption of Vicineum
Other Key Targets	**Inside Sales Representatives**	• Efficiently engage rural and no-see prescribing physicians • Support logistics for speaker programs

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8 5.4 8.2 8.2 8.6 5.2 6.2 3.4 5.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Efficacy Safety Ease of integration Interest in use of product A ve ra ge R at in g Vicineum Profile Keytruda Profile Source: Emerging treatment in-depth interviews (IDIs) with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. *Urologists would use a branded agent in ~80% of their BCG-unresponsive patients Extremely Not at all Key Attributes Intent-to-Prescribe (Stated share of branded agents)* 83% 17% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Vicineum Profile Keytruda Profile % o f p at ie nt s For investor purposes only, not intended for promotional purposes 2020 Market Research Results High Prescribing Urologists Prefer Vicineum Profile

Vicineum End-to-End Supply Chain

World-class manufacturing & distribution capabilities ensure execution excellence sesen bio

Our mission is to save and improve the lives of patients with cancer

Current Suppliers

FUJIFILM Diosynth biotechnologies → Baxter

Vicineum Drug Substance manufacturer

- 7 commercial products launched from site where Vicineum is manufactured; 3 produced via *E. coli* and 2 oncology products
- 30+ years manufacturing biologics
- 325+ protein-based therapeutics in development and/or manufacturing

Vicineum Drug Product manufacturer

- >140 clinical and commercial oncology programs
- >55 biologics
- >5 commercial products
- 60+ years of experience in manufacturing of oncology products

Future Additional Supplier*

QILU PHARMACEUTICAL

Vicineum Drug Substance & Drug Product manufacturer

- Extensive manufacturing expertise will be leveraged to meet global demand
- Qilu manufacturing site has been inspected by EU QP

3PL and Distribution

CardinalHealth

- Storage, ordering and accounts receivable management
- Best-in-class warehousing and transportation solutions
- Specialty pharmaceutical distribution
- Leading distributor of specialty pharmaceuticals with an extensive oncology portfolio, including Uro-oncology

Urology Clinics

- Shipment to accredited Urology clinics
- Board certified specialists for NMIBC care
- Patient visits same Urology clinic as for BCG administration
- Same treatment administration process for patient and HCP as for BCG

*Ongoing technology transfer (completion expected in mid-2021). Full commercial supply agreement is still under negotiation.
QP= Qualified Person Note:

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Highly Reliable Manufacturing Process for Vicineum


2000 L E. coli Production Bioreactor
Cell Bank
Shake flask
Centrifugation
(bulk solids removal)
Clarification
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni2+ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW Impurities removal)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

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11 • Vicineum is manufactured using a robust, industry-standard microbial expression system • The manufacturing process is highly reliable, reducing the risk of supply shortages • The manufacturing process is inexpensive, leading to a relatively low cost-of-goods • For manufacturing, we have world-class partners in Fujifilm, Baxter, and Qilu Pharmaceutical to ensure reliable global supply Reliable and Inexpensive Manufacturing Process

12 YE 2020 Dec. 31, 2020 1Q 2021 Mar. 31, 2021 % Change Cash, cash equivalents, and restricted cash $55M $110M +100% Stock price $1.35 $2.60 +93% Market cap $190M $447M +135% • No outstanding debt • Strengthened the balance sheet via prudent use of the ATM facility Financial Highlights Strengthening the Balance Sheet while Minimizing Dilution

13 $M $9.6 $13.9 $11.1 $18.5 $4.8 $18.2 $24.5 $73.1 $37.7 $42.0 $55.4 $110.0 0 20 40 60 80 100 120 2Q 20 3Q 20 4Q 20 1Q 21 Cash used in Operations Cash Raised Ending cash and cash equivalents Note: Ending cash includes restricted cash Sesen Quarterly Cash Balances Steadily Building Cash Balance to Support Commercial Launch Phase

14 SESEN B IO MAY 2021 HIGHLIGHTS 1. Vicineum has the potential to improve patient outcomes while reducing overall healthcare costs 2. Clear regulatory path forward for potential approval in US in 2021 and Europe in 2022 3. Vicineum has the potential to be best- in-class with projected global peak revenue of $1B - $3B For investor purposes only, not intended for promotional purposes

THANK YOU

16 Thomas Cannell, DVM President, CEO and Director Glen MacDonald, Ph.D. Chief Technology Officer Mark Sullivan General Counsel and Corporate Secretary Erin Clark Vice President, Corporate Strategy and Investor Relations Monica Forbes Chief Financial Officer Omar Rifi Vice President, Business Development and Alliance Management Louise Stejbach Commercial Advisor Jeanette Kohlbrenner Human Resources Advisor Jeannick Cizeau, Ph.D. Head of Research Talented and Experienced Leadership Team Prepared for Commercial Launch Senior Management Board of Directors Jay Duker, M.D. Chair of the Board of Directors Thomas Cannell, DVM President, CEO and Director Jane V. Henderson Director Jason Keyes Director Carrie L. Bourdow Director Lisa LaMond Vice President, Sales and Corporate Systems

17For investor purposes only, not intended for promotional purposes Appendix - Table of Contents Section Slide number Unmet Medical Need 18-22 Dual Mechanism of Action 23-26 Regulatory 27-30 Clinical Data 31-51 Commercial Opportunity 52-71 Manufacturing & Supply Chain 72-74 Intellectual Property 75-76

18 Unmet Medical Need Appendix

Significant Unmet Medical Need in NMIBC

~440,000

new cases each year globally[1]

BCG SHORTAGE

is complicating patient care

Bladder cancer is the 6th most prevalent cancer in the US, of which 75%-85% is NMIBC[2,3]

Bladder cancer is the most expensive cancer to treat in the US with projected costs of ~$6B in 2020[4]

One of the worst patient experiences among common cancers

Survival rates for bladder cancer have decreased in recent years in the UK, during which time there was also a BCG shortage[5]

[1]Bray F et al. CA Cancer J Clin, 2018. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Siegel et al. CA Cancer J Clin, 2019. [4]Svatek RS, et al. Eur Oncol. 2014. [5]Office of National Statistics, Aug 2019 Report.

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20 There is a Significant Unmet Need for Patients with Bladder Cancer with Limited Treatment Options Available Common Types of Cancer Estimated New Cases 2020 Estimated Deaths 2020 1. Breast Cancer (Female) 276,480 42,690 2. Lung and Bronchus Cancer 228,820 135,720 3. Prostate Cancer 191,930 33,330 4. Colorectal Cancer 147,950 53,200 5. Melanoma of the Skin 100,350 6,850 6. Bladder Cancer 81,400 17,980 7. Non-Hodgkin Lymphoma 77,240 19,940 8. Kidney and Renal Pelvis Cancer 73,750 14,830 9. Uterine Cancer 65,620 12,590 10. Leukemia 60,530 23,100 Source: American Cancer Society. Cancer Facts & Figures 2020. Atlanta: American Cancer Society; 2020. Bladder cancer is the most expensive cancer to treat in the US with estimated costs of ~$6B in 2020 There is a need for products that improve patient outcomes while reducing overall healthcare costs

21 Our Phase III data suggests Vicineum is bladder-sparing by significantly delaying or avoiding cystectomy for patients Your Bladder: An Essential Organ Radical Cystectomy: Life-Altering Surgery  Self-controlled storage organ in the body  Holds urine for release so the body is not exposed to harmful toxins and waste  Part of the urinary system; partners with lungs, skin, and intestines to keep chemicals and water in the body balanced and healthy  Integrated with male and female reproductive systems  Often a 10 hour or longer surgery  In women, removal of the entire bladder includes removal of the uterus, fallopian tubes, ovaries and cervix, part of the vaginal wall, and surrounding tissue  In men, removal of the entire bladder includes removal of the prostate, seminal vesicles, and surrounding tissue  Radical cystectomy requires life-long urinary diversion Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017. 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy

NMIBC Therapeutics Have Been Plagued by Manufacturing Issues

sesen bio

No clear near-term resolution of the BCG shortage or the CMC issues for Adstiladrin

Valstar was pulled from the market in 2002 due to impurities in the formulation. FDA approval to re-introduce Valstar to the market was not received until 2009

Merck is constructing a new facility that may expand BCG production; anticipated completion in 2025/2026

2012	2013	2014	2015	2016	2017	2018	2019	2020

- **2012:** Sanofi suspends production of BCG Connaught strain during facility renovations
- **2014:** Merck announces shortages of BCG Tice strain
- **2017:** Sanofi discontinues all global production of BCG Connaught strain
- **2019:** Merck announces supply constraints of BCG Tice strain expected to last throughout 2020
- **2020:** FerGene receives a complete response letter for Adstiladrin for multiple CMC and manufacturing issues

Sources and Additional Information:
Valera Pharmaceuticals 10K 2006. Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG*. Peter Loftus. 2016. https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice. https://www.bcan.org/2019-bcg-shortage-bladder-cancer/. https://www.who.int/news-room/commentaries/detail/bacille-calmette-gu%C3%A9rin-(bcg)-vaccination-and-covid-19. https://fergene.com/media/fergene-provides-update-on-bla-for-nadofaragene-firadenovec/. https://www.merck.com/news/merck-announces-plans-to-construct-new-facility-in-the-united-states-to-expand-manufacturing-capacity-for-tice-bcg/.

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23 Dual Mechanism of Action Appendix

24 Vicineum has a Highly Differentiated Dual Mechanism of Action (MoA) An Important Advancement in the Category of Precision Oncology • Fusion protein consisting of an antibody fragment and a cytotoxic payload • Small size facilitates tumor penetration and greater drug delivery • Selectively targets cancer cells while generally sparing healthy cells • Inhibits protein synthesis and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells Based on preclinical studies, we believe Vicineum works via a dual mechanism of action. Dual MoA Immunogenic cell death activates a T cell-mediated immune response to attack the tumor Selectively targets EpCAM to destroy cancer cells by immunogenic cell death 1 2 For investor purposes only, not intended for promotional purposes

Vicineum has a Highly Differentiated Mechanism of Action


Mechanism 1:
Kills cell directly
Mechanism 2:
Activates immune system
Vicineum selectively targets EpCAM on cancer cells while generally leaving healthy cells alone
Vicineum causes immunogenic cell death by triggering damage-associated molecular patterns (DAMPs)
DAMPs
Neoantigen release
APC Activation
Neoantigen presentation and T cell activation
T cells recognize neoantigen and kill cancer cells
T cell proliferation
Memory T cell
Exotoxin A Payload
Non-cleavable peptide Linker
Antibody Fragment
Vicineum

For illustrative purposes only. Based on preclinical studies, we believe Vicineum works via a dual mechanism of action.

25

Pre-clinical and Phase I Trial in SCCHN shows evidence of activation of patients' immune systems

Pre-Clinical Evidence

- Immunogenic Cell Death (ICD)
  - Promotes a pro-inflammatory environment and drives anti-cancer T cell responses
  - ICD is associated with Damage Associated Molecular Patterns (DAMPs) including calreticulin expression, active ATP release and passive release of high mobility group box 1 protein (HMGB1)
  - Vicineum killing of cancer cells induces the expression of these key DAMPs
- In a mouse model, local Vicineum treatment of a tumor induced an immune response that, combined with a checkpoint inhibitor, slowed the growth of a 2nd non-injected tumor

Clinical Evidence

(as seen in Phase I)

Pre-treatment | After 4wks on treatment

PATIENT A:

Injected Tumor

PATIENT B:

Non-Injected Tumor

Injected Tumor



Reviewed in Vandenabaele, p et al, Adv. Exp Medical Biology 930:133-49 2016
Presented at AACR, 2017

For investor purposes only, not intended for promotional purposes

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27 Regulatory Appendix

28Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018. CRR, Complete Response Rate; DoR, Duration of Response; BCG, bacillus Calmette-Guérin; WHO, World Health Organization. • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti-tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti-tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence-free survival (time to event endpoint) • CIS studied in single-arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic administration • Specifically define trial entry criteria • Definition of BCG-unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti-cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk-benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials 2018 FDA Guidance Vicineum Clinical Program                     Our long-term relationship with the FDA has allowed us to shape our nonclinical and clinical programs in alignment with the agency guidance

BLA Finalized and Submitted to the FDA on December 18, 2020
Positive Analytical Comparability Data Led to BLA Completion

sesen bio

Updated December 2020

Module 1

- General corporate information
- Patent information and exclusivity
- Waivers
- Draft Label
- Risk management plan
- Draft carton and container labels

Module 2

- Introduction to summary
- Quality overall summary
- Non-clinical overview
- Clinical overview
- Non-clinical written and tabulated summaries
  - Pharmacology
  - Pharmacokinetics
  - Toxicology
- Clinical summaries
  - Biopharmaceutical studies
  - Pharmacology studies
  - Clinical Efficacy
  - Clinical Safety
- Phase 3 clinical assays
  - Description of assays and validation
  - Summary of sample analysis results

Submitted December 2020

Module 3

- Drug substance
  - Manufacturer
  - Facility information
  - Batch records
  - Validation Master Plans
- Drug product
  - Manufacturer
  - Facility information
  - Batch records
  - Validation master plans
- Analytical comparability study utilizing DS and DP PPQ data
- Analytical method validation

Submitted December 2019

Module 4

- 24 Non-clinical studies
- 30 Non-clinical reports
  - Pharmacology
    - 19 reports
  - Pharmacokinetics
    - 4 reports
  - Toxicology reports
    - 7 reports

Module 5

- List of clinical studies
- Phase 1, 2 and 3 Clinical Study Reports
- Integrated Summary of Efficacy
- Integrated Summary of Safety
- Case Report Forms

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30 Completion of Vicineum BLA Submission in December 2020 Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion. Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% Oncology Products Reviewed by FDA 2006 - 2015 As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies.

31 Clinical Data Appendix Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and is current under review by the FDA. Final numbers are pending.

32 : Vicineum demonstrates a strong benefit-risk profile in our Phase III Trial Benefit Risk Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration Efficacy Surrogate Endpoints Health Outcomes Phase III clinical trial is an open-label, multicenter, single-arm registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of May 29, 2019 data cut. Time to Cystectomy 2018 FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment

33 Phase III Trial: Patient Demographics TURBT: transurethral resection of bladder tumor Data are as of May 29, 2019 data cut Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. CHARACTERISTICS COHORT 1 COHORT 2 COHORT 3 CIS that was refractory or recurred within 6 months of adequate BCG CIS that recurred >6 months but ≤11 months of adequate BCG Papillary tumors (without CIS) that recurred within 6 months of adequate BCG Total patients enrolled 86 7 40 Evaluable patients at 3-months 86 7 40 Evaluable patients at 6-months 86 7 40 Evaluable patients at 9-months 86 7 40 Evaluable patients at 12-months 86 7 40 Mean age (years) 74 68 74 Males/Females 63/23 6/1 34/6 Mean prior treatment for NMIBC BCG cycles (courses) BCG cycles (instillations) Intravesical chemotherapy TURBT 3 (range 2-13) 16 (range 8-45) 1 (range 0-23) 4 (range 0-28) 3 (range 2-13) 15 (range 7-48) 1 (range 0-6) 4 (range 0-10)

Compelling Clinical Data Set

Endpoint	How Endpoint is Measured	Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 40% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response rate in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time from complete response to treatment failure.	• 52% duration of 9 months (12 months of therapy) • 39% duration of 15 months or greater (18 months of therapy) • The longer the CR, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • 50% probability of remaining recurrence-free for 12 months • 37% probability of remaining recurrence-free for 24 months or greater
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• 76% of patients are cystectomy-free for 3 years • Responders have an 88% probability of remaining cystectomy-free at 3 years • Average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• 96% of patients are progression-free at 12 months • 90% of patients are progression-free for 24 months or greater • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 29% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 21% of patients remain event-free for 24 months or greater
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• Overall survival is 98% at 12 months • Overall survival is 96% for 24 months or greater vs. 94% for general population at 2 years
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 AEs • Increased dosing in Phase III did not increase severity or frequency of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending.

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35 Complete and Partial Response: In our Phase II clinical trial, 83% of patients had a complete or partial response Start of Treatment with Vicineum 3-Month Response 40% of patients had a complete response 43% of patients had a partial response 17% of patients had no response *Note: Data are from Phase II clinical trial, n=45 (40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response, as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending.

36 Duration of response: defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 273 days (95% CI=122-NE), and duration of response for Cohort 2 (n=7) is 290 days (95% CI=167-NE), based on the Kaplan-Meier method. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. KM Estimate Censored 95% CI X 52% 39% Median Duration of Response is 287 days (95% CI, 154-NE* days) (9.4 months)** At time of first CR (90 days) Time after first CR (months) 100 80 60 40 20 Duration of Response: 52% of CIS patients who had a complete response at 3 months remained disease-free for a total of 12 months after starting treatment % o f P at ie nt s w it h C o m pl et e R es po ns e 3 6 9 12 15 18 21 0 KM Evaluable Patients: 36 35 21 16 13 10 6 4

37 Duration of Response: Vicineum is generally more efficacious in CIS patients treated with less BCG Duration of response: defined as the time of complete response to treatment failure. *Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. The BCG shortage may cause a new normal wherein patients receive less BCG Median 100 80 60 40 20 0 % o f P at ie nt s w it h C o m pl et e R es po ns e At time of first CR (90 days) Time after first CR (months) KM Evaluable Patients 7 – 9 BCG Instillations: 7 7 5 4 4 2 2 2 KM Evaluable Patients ≥10 BCG Instillations: 29 28 15 13 9 8 4 2 3 6 9 12 15 18 21 7-9 BCG instillations ≥10 BCG instillations Legend: CensoredX

38 Duration of response: defined as the time from complete response to treatment failure. *Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. Duration of Response: The longer you have a complete response, the higher the probability of remaining cancer-free 17% 42% 56% 61% 74% 0% 20% 40% 60% 80% Day 0 CR at 3 months CR at 6 months CR at 9 months CR at 12 months Probability of Maintaining Complete Response (CR) for at Least One Additional Year* Probability of CR for Additional 12 months

39 Time to Disease Recurrence: Time to Disease Recurrence: 50% of high-risk papillary patients who were treated with Vicineum are disease-free at 1 year Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. Median time to disease recurrence 95% confidence intervals are 170 – Not estimable (NE) days. Not estimable means the upper bound for the 95% confidence interval has not reached the median. Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. Median time to recurrence is 402 days per Kaplan-Meier estimate (13.2 months) 50% 37% 3 6 9 12 15 18 21 240 % o f P at ie nt s R ec ur re nc e- Fr ee Time on treatment (months) KM Evaluable Patients: 40 27 23 18 16 12 10 8 4 100 80 60 40 20 0 2018 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. KM Estimate Censored 95% CI X Legend:

40 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. % o f P at ie nt s C ys te ct o m y- Fr ee Median 3 6 9 12 15 18 21 240 27 30 33 Time from start of treatment (months) KM Estimate Censored 95% CI X Legend: No patient on treatment progressed to metastatic disease KM Evaluable Patients: 133 127 113 100 86 60 49 37 29 15 10 5 100 80 60 40 20 0 Highly Differentiated Time to Cystectomy Data vs. Currently Available Agents 76% of patients are cystectomy-free for 3 years Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending.

41 Time to Cystectomy: Responders have an 88% probability of remaining cystectomy-free 3 years after starting treatment Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data consist of patients from all cohorts (n=133). Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. % o f P at ie nt s C ys te ct o m y- Fr ee Median 3 6 9 12 15 18 21 240 27 30 33 Time from start of treatment (months) The average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders 100 80 60 40 20 0 KM Evaluable Responder Patients: 63 63 63 58 52 39 34 27 23 13 9 4 KM Evaluable Non- responder Patients: 70 64 50 42 34 21 15 10 6 2 0 0 36 2 0 Legend: Responders Censored Non-responders X Statistically significant difference for responders vs. non-responders: p = < 0.001

42 Overall Survival 1- and 2-year survival rates of patients on trial are comparable to those of the general population of similar age and gender demographics (predominantly male in their 70s) 1U.S. Social Security Administration Actuarial Life Table (https://www.ssa.gov/oact/STATS/table4c6.html), Based on probability of dying within one year and weighted to match VISTA trial population demographics Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. Survival Estimates Patients on VISTA Trial General Population1 1 year 98% 97% 2 years 96% 94%

Additional Vicineum Clinical Data

sesen bio

Preliminary Phase II vs. Phase III Complete Response Rate		
Time Point	Phase II Pooled CRR (95% Confidence Interval)	Phase III Pooled CRR (95% Confidence Interval)
3-months	40% (26%-56%)	40% (30%- 51%)
6-months	27% (15%-42%)	28% (19%-39%)
9-months	18% (8%-32%)	21% (13%-31%)
12-months	16% (7%-30%)	17% (10%-26%)

Dosing:

Phase II:

Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off; those with residual disease at 3 months had option of to start maintenance or receive a second induction course.

Cohort 2: 12 weekly induction doses; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off.

Phase III:

Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR is achieved, proceed to maintenance of every other week dosing for 2 years total.

Note: Phase III data are as of May 29, 2019 data cut. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending

43

44 Phase III Trial: Evaluable Patient Data Tables by Cohort for Carcinoma in situ Cohort 1 (n=82) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=82 39% (28%-50%) 6-months n=82 26% (17%-36%) 9-months n=82 20% (12%-30%) 12-months n=82 17% (10%-27%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=7 57% (18%-90%) 6-months n=7 57% (18%-90%) 9-months n=7 43% (10%-82%) 12-months n=7 14% (0%-58%) Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase Note: Data are as of May 29, 2019 data cut. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending

45 Recurrence-free Rate: 42% of high-risk papillary patients remain disease- free after one year Recurrence-free (RF) Rate (Papillary patients) Time Point Evaluable Patients RF Rate (95% Confidence Interval) 3-months n=38 71% (54%-85%) 6-months n=38 58% (41%-74%) 9-months n=38 45% (29%-62%) 12-months n=38 42% (26%-59%) Recurrence-free rate: defined as the percentage of patients that are recurrence-free at the given assessment time point. Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase Note: Data are as of May 29, 2019 data cut. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability sesen bio

Increased dosing and duration of exposure does not appear to lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II Patients (%)	Phase III Patients (%)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	66 (50%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	4 (3%)

Vicineum Treatment Exposure:

Average Instillations per Patient	12	27
Average Duration of Exposure (days)	147	240

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in June 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and educated investigators. No new serious related renal events since.

Note: the clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending

46

47 M ea n A E s/ pa tie nt 0 2 4 6 8 10 Safety and Tolerability: No age-related increase in adverse events in our Phase III trial Note: Data consist of patients from all cohorts (n=133). Mean AEs for all patients: 8.1 (range 0-54), Mean treatment-related AEs for all patients: 2.2 (range 0-51). The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. Adverse Events Treatment-related Adverse Events 54-69 (n=40) 70-79 (n=57) 80+ (n=36) Age (years) 9.0 3.0 7.9 2.1 7.5 1.6 The average patient in the VISTA trial was ~74 years old

48 Vicineum confidence interval above FDA success criterion based upon complete response of other agents in patients with Carcinoma in situ Please use caution when drawing comparisons across different clinical trials 2Data are as of May 29, 2019 data cut from the Phase III VISTA trial. The clinical data shown are based on the data submitted in the BLA on December 18, 2020 and are currently under review by the FDA. Final numbers are pending. 3To demonstrate a clinically meaningful response, per ODAC panel discussion on Dec. 17, 2019, and based on a meta-analysis of commonly used chemotherapy agents and the18% CRR of Valstar. 20% success criterion for the primary hypothesis test3 Vicineum 3-month CRR 51% 40% 30% 53% 41% 29% C R R ( % ) 50 40 30 20 10 0 60 Overall2 U.S. Patients2 1Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019. Keytruda 3-month CRR C R R ( % ) 50 40 30 20 10 0 51% 41% 32% 48% 31% 16% Overall1 U.S. Patients1 60 20% success criterion for the primary hypothesis test3

HEAD AND NECK CANCER: Difficult-to-Treat & Dominated by Primary Tumor • Head and neck cancer affects >650,000 people worldwide; ~350,000 deaths each year1 • 90% are squamous cell carcinomas of the head and neck (SCCHN)1 - Two-thirds diagnosed with advanced disease and severe prognosis • High risk of recurrence and frequent metastases and development of second primary tumor1 • Low rate (~50%) of 5-year survival and limited benefit with combo chemotherapy2 • Surgery remains SOC - highly invasive and associated with significant morbidity2 • Recurrent SCCHN after multimodal local treatment generally considered incurable2 • Two checkpoint inhibitors currently approved for treatment of SCCHN3,4 1 Heroiu et al. Maedica, 2013; 8(1), 80-85 2Machiels, J. F1000Prime Rep. 2014. 3OPDIVO® (nivolumab) prescribing information 4KEYTRUDA® (pembrolizumab) prescribing information 49

50 PHASE 1 TRIALS ASSESSING DAILY AND WEEKLY DOSES SUGGEST IMMUNE-DRIVEN RESPONSE • Anti-tumor activity of 43% on daily dose; 62% on weekly dose • Observed regression or complete resolution of non- injected tumors • 207 days mean overall survival for EpCAM-positive patients vs. 125 days for EpCAM-negative patients • Generally well-tolerated COMPLETED U. S. PHASE 2 TRIAL • Weekly administration of 500 µg or 700 µg via intratumoral injection; 700 µg established as RP2D • Well-tolerated; pain at injection site reported as most commonAE • Reduction in bi-directional size of principle targeted tumor observed in 71% (10/14) of evaluable patients • RECIST criteria not employed • Growth control of initial treated tumor achieved in four of five patients with multiple tumors, leading to treatment of additional tumors VICINEUM Monotherapy Studies Demonstrate Opportunity in Late- stage SCCHN RP2D=Recommended Phase II Dose

51 Partnership Opportunity with LUMC Further Supports the Targeting Specificity of Vicineum Gastric Cancer Colorectal Cancer Esophageal Cancer LUMC = Leiden University Medical Center, the university hospital affiliated with Leiden University. LUMC is a modern university medical center for research, education and patient care, located in Leiden, Netherlands. Imaging Agent is designed to delineate tumor from normal tissue during surgery Key Highlights of Partnership: • Imaging agent being co-developed by LUMC and Sesen Bio • Comprised of an antibody fragment of Vicineum and an imaging molecule supplied by LUMC • Successful Phase 1/II clinical trial by LUMC with favorable tolerability and demonstrated tumor detection • Agreement signed on December 8, 2020 providing Sesen Bio the option to obtain an exclusive, worldwide, license • Next clinical trial anticipated to begin after the anticipated approval of Vicineum for NMIBC in mid- 2021 For investor purposes only, not intended for promotional purposes

52 Commercial Opportunity Appendix For investor purposes only, not intended for promotional purposes

53 Virtuous Cycle High possibility that all three key segments are advocates & take action Sources: Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. Sesen Bio Qualitative Market Research Urologist IDIs June 2019, n=30. Note: RC= Radical Cystectomy Physicians (Ancillary HCPs) Patients (Caregivers/ families) Payers (Private/ public) Advocate for product reimbursement Encourage use of Vicineum before RC For investor purposes only, not intended for promotional purposes

54 • Anticipated virtuous cycle of advocacy across physicians, patients/caregivers, and payers to drive rapid uptake and strong growth after approval and launch • Urologists who treat NMIBC indicate a preference for Vicineum vs. Keytruda • Highly concentrated US market of ~1,500 Urologists treating ~75% of BCG patients allows for efficient targeting • Contract sales organization of ~35 specialty sales representatives and ~10 reimbursement specialists in the US • Allows for efficient digital/social strategies to activate patients/caregivers • Potential for global peak revenue of $1B - $3B for Vicineum Source: Sesen Bio internal market research; Emerging treatment in-depth interviews (IDIs) with high BCG-treating Urologists, 1Q 2020, N=34; Health Verity 2019 Commercial Strategy Supports World-Class US Launch for Vicineum

55 Brand Logo Differentiated vs. branded agents in Urology TM For investor purposes only, not intended for promotional purposes

56 Treatment Protocol BCG Vicineum Checkpoint Inhibitors Treatment at Urology office X Directed by Urologist X Administration by Urology nurse X Bladder infusion via urinary catheter X 2-hour infusion, hold, and rotation X Vicineum has the Potential to Provide Continuity of Care for Patients with NMIBC Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30. For investor purposes only, not intended for promotional purposes

Clinical Data from Emerging Treatments for NMIBC

sesen bio

	Vicineum Profile Registration Trial	**Keytruda Profile** Registration Trial
Key Patient Criteria	• Failed BCG (5+2) • CIS +/- Ta/T1 • All comers	• Failed BCG (5+2) • CIS +/- Ta/T1 • Ineligible or refuse cystectomy
Efficacy	N=89	N=102
Complete Response Rate **At 3 Months** **At 12 Months** **At 18 Months**	 40% (CI: 30-51) 17% 15%	 41% (CI: 32-51) 20% 13%
Time to Cystectomy	At 36 months (N=133): 76% of patients were cystectomy-free	No data reported (not a clinical trial endpoint)
Safety	N=133	N=102
Treatment-Related Grade 3-5 AEs	4%	13%
Discontinuation due to an AE	3%	10%
Mode of Administration	Intravesical	Intravenous
Generally Administered by	Urologist	Medical Oncologist

For investor purposes only, not intended for promotional purposes

Source: Preliminary data from October 6, 2020 data cut for Vicineum profile; Dec. 2019 FDA briefing book for Keytruda profile. Note: The data shown are from the respective trials and do not represent head-to-head trial outcomes

57

58 Market Research Results Reasons Urologists Prefer Vicineum Profile • Urologists strongly prefer to retain ownership of patient journey – High degree of reluctance to refer to Medical Oncologists – Fear of losing follow-up diagnostics with patient after treatment referral • Urologists perceive favorable product profile for Vicineum – Comparable efficacy and favorable safety/tolerability relative to Keytruda profile – Compelling time to cystectomy data • Urologists perceive administration of Vicineum as highly consistent with office operations – Vicineum administration protocol is identical to BCG – Many Urologists are less familiar with the side effects of intravenous chemotherapy • Urologists perceive negative psychological effects of intravenous therapy on patients – Stigma of seeing an Oncologist/going to large academic medical center – Patient perception of more advanced disease (e.g. terminal patients) Source: Emerging treatment IDIs with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. For investor purposes only, not intended for promotional purposes

59 At treatment decision points, caregivers often play an influential role Our strategy is to educate and inform caregivers via a wide range of digital and social channels Digital • Paid search • Organic search • Videos • Banners • Website (branded or unbranded) Social • Facebook community groups • Twitter • Lead gen/CRM Lead gen = lead generation CRM = customer relationship management For investor purposes only, not intended for promotional purposes

Pricing and Reimbursement US Benchmarks

Price Reference
(Annual Cost)


$200K
Opdivo[1]
Keytruda[1]
Tecentriq[1]
$150K
Anticipated competitive pricing
$100K
$50K
$0K

Payer Management Responses to Pricing[2]


100%
50%
0%
Proportion of Payers
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

For investor purposes only, not intended for promotional purposes

Sources: [1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List as of 1Q 2020 (cms.gov).
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.
*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit. PA = Prior Authorization

60

61 Favorable Cost-Effectiveness Profile for Vicineum Based on the Final Evidence Report Issued by the Institute for Clinical and Economic Review (ICER) Overview: • ICER is the leading Health Technology Assessment body in the United States, and is an independent non-profit, research organization that conducts assessments to examine the clinical and economic value of health care innovations such as prescription medications • On December 17, 2020, ICER issued their final report on the cost-effectiveness and value of Vicineum Key Findings: • Vicineum was found to be superior to best supportive care • ICER Council voted 8 to 3 in favor of Vicineum • Treatment with Vicineum results in a decrease in cumulative health care costs compared to usual care • Vicineum demonstrates Complete Response and Recurrence-Free Survival rates that appear to be greater than would be expected, based on historical data Note: All clinical data presented in this corporate presentation is consistent with the findings published in the final ICER report. Source: Institute for Clinical and Economic Review, 2020 https://icer.org/wp-content/uploads/2020/08/ICER_Bladder_Cancer_Final_Report_121720.pdf We will continue to work with payers to reduce healthcare costs while improving patient care

Competitive scan
Approved/Pipeline Products

sesen bio

SECOND LINE MONOTHERAPIES

Checkpoint Inhibitors:

Keytruda

- Approved for NMIBC January 2020
- Reimbursed at $175,000/year with minimal payer restrictions

Tecentriq

- Awaiting Phase III enrollment
- Phase II closed prematurely as it failed to meet futility endpoint
- Withdrew label for advanced Urothelial Carcinoma indication

Gene Therapy: Adenovirus Vectors

Adstiladrin[3]

- In May 2020, FerGene received a CRL from the FDA citing numerous CMC and manufacturing issues
- In February 2021, FerGene restructured their organization to eliminate the vast majority of their US organization (~40 positions)
- On March 29, 2021, FerGene announced that it will request an extension from the FDA for the re-submission of its BLA in order to obtain additional manufacturing information

CG0070

- Primary Completion Date: December 2022
- Same adenovirus serotype as Adstiladrin

COMBINATION THERAPIES

Anktiva[1] + BCG (Phase II)

- BLA Filing H2/2021 (CIS)[2]; Breakthrough Therapy Status
- BLA Filing 2022 (Ta/T1)[2]

Keytruda + BCG (Phase III)

- Phase III trial initiated in December 2018
- Patients with "less than adequate" BCG
- Primary Completion Date: May 2022

[1]Formerly known as N-803
[2]ImmunityBio 21Dec20, JP Morgan Healthcare Conference (January 2021); Jefferies Virtual Health Conference (June 2020)
[3]For more information please visit www.fergene.com

62

63  Competitive Summary: BCG-Unresponsive NMIBC therapies Report CR rate at discrete timepoints Patient failures taken off therapy Local and Central review of pathology BCG + N-803 BCG in combo with rIL-15 Vicineum Fusion Protein (Dual MOA) Keytruda Checkpoint Inhibitor Adstiladrin Gene Therapy Treatment Combination Therapy* Monotherapy Monotherapy Monotherapy X** (only reported cumulatively)  X** (re-induction is allowed) X** (local pathology only) Not reported** *No control arm to isolate the treatment effect of BCG vs. rIL-15 (therefore it is unclear how much of the benefit is simply due to BCG); Combination products involving BCG may be at significant risk during the long-standing BCG shortage **This difference in study design or data presentation may overstate the reported Complete Response (CR) rate       For investor purposes only, not intended for promotional purposes

Pipeline of Targeted Therapies
We Will Steadily Progress into Business Adjacencies


Where to Play
Create New Markets
Serve Adjacent Markets
Serve Existing Markets
Transformational
Head and Neck Cancer
Imaging Agent
VB6-845d (deBouganin)
IL-6 Partnership
Adjacent
Less-than-adequate BCG
Combo Therapy with CI
First-line, high-risk NMIBC
Core
BCG-unresponsive NMIBC
Use Existing Products
Add Incremental Products
Develop New Products
How to Win

64

65 Sesen Bio OUS Strategy Overview • Vicineum is a product with potential for registration and reimbursement in multiple developed markets • OUS opportunity for Vicineum is 2-3 times larger than the US • Efficient process to manage strong, engaged relationships with key partners worldwide • Partner with 6-10 companies with local expertise who will be the MAH • Launch in 60-80 OUS countries with 50-50 value share MAH=Marketing Authorization Holder

66 Partnership Opportunity in China: Qilu Pharmaceutical Profile • Top 10 Pharmaceutical Company in China with >$3B in annual revenue • Extensive clinical experience • 2nd largest clinical team in Chinese Big Pharma • Focused on biosimilar and innovative drugs, with nearly 40 years of clinical development experience • Significant oncology experience with a dedicated team of nearly 5,000 employees in sales, marketing and medical • Among top 3 companies in China for market promotion in oncology • Three commercially available biologics which are manufactured via microbial expression • Microbial drug production facility is NMPA approved and has been inspected by EU QP • DS and DP manufacturing capabilities • Future opportunity to leverage manufacturing expertise as a secondary supplier to help meet global demand DS = Drug Substance; DP = Drug Product; NMPA = National Medical Products Administration (formerly CFDA); QP = Qualified Person

67 Overview of Qilu License Agreement • Financial terms include significant sources of non-dilutive capital • Upfront payment of $12M in cash • Eligibility to receive up to $23M in regulatory and tech transfer milestones in addition to 12% royalties on net sales for at least 12 years • Qilu will be the Marketing Authorization Holder (MAH) and will have the exclusive rights to develop, manufacture and commercialize Vicineum in the Greater China* region • Qilu will be responsible for all expenses related to these activities • Sesen retains full development and commercialization rights in the US and rest of world excluding Greater China • Terms of the agreement include tech transfer, creating an opportunity for future global supply partnership to meet significant demand forecasts *Greater China is defined as China, Hong Kong, Macau and Taiwan

68 Significant Milestones Achieved through Qilu Pharmaceutical Partnership Overview of Key Progress • $12M upfront received on September 29, 2020 • Commercial manufacturing and global supply framework agreement signed on December 4, 2020 • Helps to ensure reliable global supply and creates opportunity for a reduction in COGS • IND approval received by the CDE on March 19, 2021 • Approval triggers a $3M milestone payment • Tech transfer has been initiated and is on track for completion in mid-2021 • $2M milestone expected upon completion Note: Dollar amounts shown on this slide are presented as gross proceeds before deductions

69 Key partnership with leading partner in MENA Hikma Pharmaceuticals Profile • Multi-national pharma company specializing in the development and commercialization of a broad range of high-quality medicines across the US, MENA and Europe • Public company headquartered in London with a market cap of >$6B and >$2B in annual revenue • Global experts with a local presence • Operations in >50 countries • Fifth largest pharma company in the MENA region • Trusted and leading licensing partner in the MENA region • Extensive regulatory affairs capabilities • ~2,000 sales and marketing employees in the MENA region MENA=Middle East and North Africa

Simulation Inputs: US Market

sesen bio

Estimated patients eligible for branded therapy[1]
(Annual high-risk NMIBC patients unresponsive to BCG)

Lower Bound		Upper Bound
7,800 patients	↔	20,400 patients

Estimated peak market share[2]
(Likely share of branded agents)

Lower Bound		Upper Bound
20%	↔	75%

Approximate year 1 doses received[3]
(Percent of possible doses received)

Lower Bound		Upper Bound
67%	↔	83%

Anticipated reimbursement price for competitive agents[4]
(Anticipated annual CMS ASP)

Lower Bound		Upper Bound
$100,000	↔	$175,000

Sources: [1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2019., and ClearView Analysis 1Q 2019. [2]Emerging Treatment IDIs with High BCG-Treating UROs, 1Q 2020, N=34, [3]Phase III trial data as of May 29, 2019 data cut., [4]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List

70

Simulation Inputs: OUS Market

Estimated incidence relative to the US[1]
(High-risk NMIBC patients unresponsive to BCG)

	Lower Bound	Upper Bound
Europe	1.1	1.3
China	1.6	1.8
MENA	0.2	0.4
Asia (incl. Japan)	0.8	1.0
Latin America	0.2	0.4
Canada	0.1	0.3
Oceania	0.05	0.2

Estimated price relative to the US[2]
(Anticipated reimbursed price)

	Lower Bound	Upper Bound
Europe	0.44	0.84
China	0.20	0.60
MENA	0.66	1.06
Asia (incl. Japan)	0.29	0.69
Latin America	0.30	1.00
Canada	0.35	0.70
Oceania	0.35	0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. [2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

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72 Manufacturing & Supply Chain Appendix

73 Commercial Manufacturing Strategy Based on Demonstrating Comparability The analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of Vicineum 2. Biophysical Characterization • Assesses the structural characteristics of Vicineum 3. Forced Degradation Studies • Assesses the degradation pathway of Vicineum when exposed to stress conditions 4. Stability Studies • Assesses the stability of Vicineum at accelerated and long-term storage temperatures Drug Substance Sesen FUJIFILM Diosynth Biotechnologies (CMO) Drug Product Sesen Baxter (CMO) Clinical Supply Commercial Supply We aligned with the FDA on assessing analytical comparability in support of approval for commercial manufacturing at our CMOs

74 Meaningful Progress on Demonstrating Comparability Indicates acceptance criteria met for batches used in clinical trials (Sesen) or technology transfer (FUJIFILM Diosynth Biotechnologies) Sesen FUJIFILM Diosynth Biotechnologies Test Phase III PPQ1 PPQ2 PPQ3 Appearance     pH     Identity     Concentration     Polysorbate 80     Purity     Charge Variants     Potency     Binding     Host Cell Protein     Residual DNA     Endotoxin     We have maintained high-quality manufacturing standards through the tech transfer process

75 Intellectual Property Appendix

Vicineum Patent Life

58 active patents and 10 pending patent applications for Vicineum owned or exclusively licensed by Sesen
Territorial Scope: United States, Europe, China, Hong Kong, Japan, Israel, Canada and Australia
Expiration: 2024-2036


Two U.S Patents - Dosing Strategies for Targeting EPCAM positive bladder cancer (Exp: Mar 2036)
US:
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036
Two U.S Patents - Methods of Treating Cancer Using an Immunotoxin (Exp: April 2024 - Jun 2025)
Potential for 12 years of biologics marketing exclusivity from date (TBD) of first approval *
Pending Applications in in Europe, China, Hong Kong and Canada
Dosing Strategies for Targeting EPCAM positive bladder cancer. If allowed, would expire in 2036 or later.
OUS:
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036
Methods of Treating Cancer Using an Immunotoxin (Exp: Apr 2024) – Patents in Europe, China, Hong Kong, Israel and Canada
Two Australia Patents and one Japan Patent - Dosing Strategies for Targeting EPCAM positive bladder cancer (Exp: Mar 2036)

Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP.
*Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k))

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